Exhibit 99.1

news release

FOR MORE INFORMATION, CONTACT:

Tom Noland

Humana Corporate Communications

502-580-3674

tnoland@humana.com

Regina Nethery

Humana Investor Relations

502-580-3644

rnethery@humana.com

Humana Once Again Achieves Strong Medicare Stars Quality

Ratings

•	Humana achieves a rating of 5.0 stars for a Florida plan

•	22 other Humana plans were rated 4.0 stars or higher

•	Enhancements in provider collaboration and data analytics helped stars ratings

LOUISVILLE, Ky. — October 13, 2014 — Humana Inc. (NYSE: HUM), one of the nation’s leading health and well-being companies, announced today that the company continues to achieve strong Medicare Stars Quality Ratings for its Medicare Advantage (MA) plans.

Humana currently serves more than 6.7 million Medicare members in all 50 states, Washington, D.C. and Puerto Rico, 2.8 million of which are Medicare Advantage members and 3.9 million are stand-alone PDP members. The star ratings were posted at www.medicare.gov.

Humana achieved a rating of 5.0 stars for its H1019 CarePlus Health Plans, Inc. HMO plan in Florida. Humana MA plans are available to Medicare beneficiaries for selection during the Medicare Annual Election Period (AEP), which begins on Oct. 15 and runs through Dec. 7, and will take effect on Jan. 1, 2015.

In addition to the rating of 5.0 stars that Humana received for the H1019 CarePlus Health Plans, Inc. HMO plan, many Humana MA plans available in 2015 have higher stars ratings than in years past. Key highlights are as follow:

•	Humana is offering five MA plans that achieved a rating of 4.5 stars covering multiple states such as Florida, Ohio and Texas.

•	Humana has 23 MA plans that achieved a rating of 4.0 stars or greater.

•	Humana achieved a bonus year 2016 rating of 4.0 stars or higher for plans covering 92 percent of Humana’s current MA membership during the 2015 plan year.

news release

“Humana is proud to serve as a health partner to more than 6.7 million Medicare members, which is evident of the solid commitment we’ve made to helping our members achieve their best health” said Alan Wheatley, President, Retail Segment at Humana. “The strong Medicare stars ratings that Humana achieved are reflective of the enhancements we’ve made in our collaboration with the provider community and data analytics. Humana will continue to channel our efforts and resources into meeting the high standard we’ve set for care and quality, delivering a perfect experience for these members.”

Medicare beneficiaries may select their Medicare coverage for 2015 during the Medicare AEP and Medicare star ratings are available to help people with Medicare shop for MA plans.

The Medicare Stars Quality Rating system rates the excellence of Medicare plans nationally. The ratings help people compare plans based on quality and performance. A plan may receive a rating between one and five stars, with five stars representing the highest rating. Star ratings are calculated each year and may change from one year to the next.

The Centers for Medicare & Medicaid Services (CMS) uses information from member-satisfaction surveys, health plans, and health care providers to give overall star ratings to plans. The rating system uses more than 40 different quality measures in five categories, including:

•	Staying healthy via preventive services

•	Managing chronic conditions, such as diabetes and high blood pressure

•	Evaluations of a plan’s responsiveness and service

•	Complaints, appeals and voluntary disenrollments

•	Assessments of the quality of customer service

Listed below is a breakdown of Humana’s plans that achieved a rating of 4.0 and 4.5 stars:

Humana 4.5 Star Rated Plans

•	H1036 Humana Medical Plan, Inc (Florida, Kentucky, Mississippi, North Carolina and Oregon HMOs)

•	H1468 Humana Benefit Plan of Illinois, Inc. (Illinois HMO)

•	H5216 Humana Insurance Company (Michigan and Wisconsin PPOs)

•	H6609 Humana Insurance Company (Central-north PPO)

•	H6622 Humana Wisconsin Health Organization Insurance Corporation (Wisconsin, Montana and Virginia HMO)

Humana 4.0 Star Rated Plans

•	R5826 Humana Insurance Company Regional PPO

•	H2012 Humana Health Plan, Inc. East-South HMO

•	H8145 Humana Insurance Company National PFFS

•	H1951 Humana Health Benefit Plan of Louisiana, Inc. (Louisiana HMO)

•	H4461 Cariten Health Plan, Inc. (Tennessee HMO)

•	H2649 Humana Health Plan, Inc (Arizona, Colorado, Illinois, Kansas, Missouri and New Mexico HMOs)

•	H1406 Humana Health Plan, Inc (Illinois HMO)

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•	H2949 Humana Health Plan, Inc. (Nevada HMO)

•	H1510 Humana Insurance Company (Indiana & Kentucky PPO)

•	H8953 Humana Health Plan of Ohio, Inc. (Ohio and Kentucky HMO)

•	H5525 Humana Benefit Plan of Illinois, Inc. (Illinois PPO)

•	H5415 Humana Health Insurance Company of Florida, Inc. (Florida PPO)

•	H1716 Humana Insurance Company (Illinois, Kansas and Missouri PPOs)

•	H1418 Humana Insurance Company (Illinois and Iowa PPO)

•	H2486 Humana Medical Plan of Utah, Inc., Utah HMO

•	H5619 Arcadian (Maine and New Hampshire HMO)

•	H0028 CHA HMO, Inc. (Hawaii and Iowa HMO)

For more information about Humana’s 2015 Medicare offerings, visit www.humana-medicare.com or call toll free 1-800-899-0441 (TTY: 711). Hours are 8 a.m. to 8 p.m., EDT, seven days a week. Additional Medicare stars rating information is available at www.medicare.gov.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases;

•	Replays of most recent earnings release conference calls;

•	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);

•	Corporate Governance information.

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